MODIFICATION TO AGREEMENT OF SALE
                       BETWEEN WILLCO ASSOCIATES-2, L.L.C.
                                       AND
                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

     This Amendment to Agreement of Sale made this 3rd day of February, 1999 by and between Willco Associates-2, L.L.C., a New Jersey limited liability company, as ASeller" and Cunningham Graphics International, Inc., a New Jersey corporation, as ABuyer".

                                   Witnesseth:

     WHEREAS, on or about October 28, 1998, the parties hereto entered into an Agreement of Sale ("Contract") for the sale and purchase of vacant real property located in the City of Jersey City, County of Hudson and State of New Jersey as currently described on the tax map of the City of Jersey City as Block 2154.3, Lot 65 (the "Willco-2 Property"); and

     WHEREAS, on or about December 24, 1998, the Agreement was terminated by the Buyer; and

     WHEREAS, after discussion, the parties agreed to engage Sadat Associates, Inc. ("SAI" or "Seller's Consultant") and Converse Consultants, Inc. ("CCI" or "Buyer's Consultant"), at Seller's expense, for the purpose of testing the Willco-2 Property to determine whether environmental conditions exist at the Willco-2 Property which would require remediation; and

     WHEREAS, on January 12, 1999, SAI, after agreement on protocol and in consultation with CCI, while both SAI and CCI were present on the Willco-2 Property, groundwater samples were collected and soil samples were obtained from the Willco-2 Property and analyzed; and

     WHEREAS, in accordance with the terms of a certain report dated January 18, 1999 issued by SAI (the "Sadat Report") elevated concentrations of the pesticide dieldrin were detected in two soil samples collected along the southeastern boundary of the Willco-2 Property adjacent to the railroad track's and base neutral organic compounds and heavy metals which are commonly associated with historic fill materials were also detected in soil and groundwater samples taken at the Willco-2 Property; and

     WHEREAS, the SAI report recommended, inter alia, further delineation of the dieldrin located along the southeastern boundary of the Willco-2 Property adjacent to the railroad tracks and the installation of a cap as an engineering control along the southeastern boundary of the Willco-2 Property adjacent to the railroad tracks ("Dieldrin Remediation"); and

     WHEREAS, Buyer has requested that additional soil samples be taken in order to determine, what, if any, remediation, other than the Dieldrin Remediation, needs to be performed at the Willco-2 Property in order to obtain a No Further Action Letter ("NFA") from the New Jersey Department of Environmental Protection ("NJDEP"); and

     WHEREAS, the Seller has agreed to have CCI in consultation with SAI, perform additional soil borings at the Willco-2 Property; and

     WHEREAS, the parties have agreed to revive the Contract and proceed with the purchase of the Willco-2 Property under the following terms and conditions:

     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein, together with other good and valuable consideration, the parties hereto agree as follows:

     1. Modification of Purchase Price. Paragraph 2 of the Contract is hereby amended to provide that the Purchase Price is reduced from One Million Sixty Five Thousand ($1,065,000.00) Dollars to Nine Hundred Seventy Five Thousand ($975,000.00) Dollars.

     2. Waiver of Contract Conditions Precedent. The Buyer agrees that the conditions precedent contained in paragraphs 7(a) and 7(b) of the Contract, are deemed satisfied in full.

     3. Testing. The parties hereto have agreed that at Seller's expense SAI in consultation with CCI, will perform additional soil borings as outlined in the proposal prepared by SAI and dated February 2, 1999, and prepare a report for dissemination to both the Buyer and Seller ("SAI Additional Report").

     4. Buyer's Obligations. The Buyer hereby agrees that if the results of the SAI Additional Report indicate that no remediation other than the Dieldrin Remediation as set forth on the Estimate of Escrow Costs related to Dieldrin Contamination prepared February 1, 1999 (the "Escrow Estimate"), attached hereto and made a part hereof is required in order for Seller to obtain an NFA from NJDEP, that Buyer shall, within five (5) days of written notice from the Seller, deliver the Purchase Price to Seller and accept delivery of the Deed, as such term is defined in the Contract, subject only to Seller and Buyer entering into a Memorandum of Agreement for Seller to obtain an NFA from NJDEP. In addition to the foregoing, the Buyer agrees that, at closing or at a later date, it will accept any deed restriction limiting the use of the property to non-residential use as may be required by the NJDEP and Seller agrees that it will post an escrow at Closing with the attorney for the Seller for the costs of the Dieldrin Remediation, in the amount of the Escrow Estimate.

     5. Seller's Rights. A) In the event that the results of the CCI Additional Report indicate that any further investigation and/or clean-up of contaminants which exceed NJDEP non-residential clean-up criteria other than the Dieldrin Remediation need to be performed at the Willco-2 Property then and in that event, Seller may, at Seller's option:

     (i) Agree to perform all necessary remediation at its sole cost and expense in order to obtain an NFA from NJDEP; or

     (ii) Cancel this Agreement.

     B) In the event that Seller agrees to perform all necessary remediation at its sole cost and expense in order to obtain an NFA, then and in that event, Buyer shall, within five (5) days of written notice from Seller, deliver the Purchase Price to Seller and accept delivery of the Deed, as such term is defined in the Contract, subject only to Seller and Buyer entering into a Memorandum of Agreement and Environmental Remediation Agreement for Seller to obtain an NFA from NJDEP. In addition to the foregoing, the Buyer agrees that it will accept a deed restriction limiting the use of the property to non-residential use as may be required by the NJDEP and Seller agrees that it will post an escrow with the attorney for the Seller for the costs of remediation as agreed by CCI and SAI.


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



     6. Closing Date. Notwithstanding anything to the contrary contained herein, the parties agree that provided that Seller has agreed to obtain an NFA from NJDEP, that Seller may, at Seller's option determine whether it wishes to close and transfer title to the Willco-2 Property either before or after receipt of the NFA from NJDEP; it being specifically understood that nothing contained herein shall be construed to relieve Seller of the obligation to obtain an NFA from NJDEP unless the parties otherwise agree to a credit against the purchase price in an amount agreeable to the parties in which event upon delivery of the purchase price and the Deed, as such term is defined in the Contract, neither party shall have any responsibility to the other after the closing and transfer of title to the Willco-2 Property.

     7. Affirmation. Except as specifically modified herein, the parties hereto affirm and reaffirm all other terms, conditions and provisions of the Contract.

     8. Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment to Agreement of Sale.

     9. Successors and Assigns. This Amendment to Agreement of Sale shall be binding upon the parties hereto and their respective successors and assigns.

     10. New Jersey Law Governs. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed and delivered by their respective duly authorized corporate officer, all as of the day and year first above written.

                                    SELLER:

ATTEST:  _____________________      WILLCO ASSOCIATES-2, L.L.C.,
                                     a New Jersey limited liability company



                                    By: _______________________________________
                                         Martin Frankel, Member




                                    BUYER:

ATTEST:  _____________________      CUNNINGHAM GRAPHICS INTERNATIONAL, INC.,
                                     a New Jersey Corporation



                                    By: _______________________________________
                                         Michael R. Cunningham, President,
                                            Chief Executive Officer


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